United States Gasoline Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended July 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(13,412,952)
Unrealized Gain (Loss) on Market Value of Futures	17,084,147
Interest Income	10,357
ETF Transaction Fees	2,000
Total Income (Loss)	$3,683,552

Expenses
Investment Advisory Fee	$40,415
Brokerage Commissions	7,069
NYMEX License Fee	1,553
Non-interested Directors' Fees and Expenses	330
Prepaid Insurance Expense	126
Other Expenses	12,710
Total Expenses	62,203
Expense Waiver	(2,606)
Net Expenses	$59,597
Net Gain (Loss)	$3,623,955

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/09	$91,537,863
Withdrawals (400,000 Units)	(11,801,128)
Net Gain (Loss)	3,623,955

Net Asset Value End of Period	$83,360,690
Net Asset Value Per Unit (2,400,000 Units)	$34.73

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502